Mark Miller
                               Terms of Employment
                                December 7, 1999


Position:  Senior Vice President and CFO

Employment Status: Employee at will. These terms shall continue in force year to year until altered by mutual agreement or termination of employment.

Base Salary: Participation in Company wide bonus pool that provides a bonus potential of 50% of annual base salary, consistent with the terms of the Company wide program.

Options:          Option grant as approved by the board on January 27, 2000

Severance:        Upon  termination  of employment  for any reason,  a severance payment equal to (1) one year's base salary, plus (2) one year's full potential bonus amount outlined above. Upon change of control and termination of employment either voluntary or involuntary within 1 year of a change of control - defined as Leslie Otten ownership going below 20% - 2 year's base salary and bonus potential.

Benefits:         Participation  in  ASC  senior  executive  benefit  plan as in effect from time to time.

FY99 Bonus:       FY 1999 bonus of $45,000 - total potential was $100,000. To be paid immediately.